                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           BROWN-FORMAN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           BROWN-FORMAN CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

             [LETTERHEAD OF BROWN-FORMAN CORPORATION APPEARS HERE]


       OWSLEY BROWN II
        CHAIRMAN AND
   CHIEF EXECUTIVE OFFICER


                                 June 30, 1997



  Dear Brown-Forman Stockholder:

  It is my pleasure to invite you to attend our Annual Meeting of Stockholders:

               Thursday, July 24, 1997
               9:30 A.M. (Eastern Daylight Time)
               Brown-Forman Conference Center
               850 Dixie Highway
               Louisville, Kentucky

  By attending the meeting, you will have the opportunity to hear a discussion of our business over the past year and to ask questions.

  You will notice some changes in this year's Proxy Statement, which has been redesigned to use "plain English" (at least as much as possible). We hope you like the change and we welcome your comments.

  I hope to see you on July 24. Whether or not you can attend, please fill in the attached voting card and return it to us. Your vote is important.

                         Sincerely,

                         /s/ Owsley Brown

             [LETTERHEAD OF BROWN-FORMAN CORPORATION APPEARS HERE]

                 850 DIXIE HIGHWAY  LOUISVILLE, KENTUCKY 40210

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of its Class A Common Stock IN THE CONFERENCE CENTER AT OUR CORPORATE OFFICES, 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY, AT 9:30 A.M., LOUISVILLE TIME (EDT), ON JULY 24, 1997.

We are holding this meeting to:

  . elect a board of nine directors to hold office until the next annual stockholders' meeting; and

  .  transact whatever other business may properly come before the meeting.


You can vote at the meeting if you held Class A Common Stock of record on our books at the close of business on June 12, 1997. Holders of Class B Common Stock may attend the meeting but may not vote. We will not close the stock transfer books.

Class A stockholders can vote either in person or "by proxy," which means you are designating someone else to vote your shares.

FOR CLASS A STOCKHOLDERS, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE:

  .  SIGN AND DATE THE ENCLOSED PROXY CARD; AND

  .  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


GIVING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE YOUR SHARES IF YOU ATTEND THE MEETING AND DECIDE TO VOTE DIFFERENTLY IN PERSON.

ONLY HOLDERS OF CLASS A COMMON STOCK MAY VOTE AT THE MEETING. WE ARE NOT ASKING FOR PROXY CARDS FROM HOLDERS OF CLASS B COMMON STOCK.

We are enclosing a copy of our Annual Report for the fiscal year ended April 30, 1997, for you to review.
                                Louisville, Kentucky
                                June 30, 1997

                                by Order of the Board of Directors
                                Michael B. Crutcher, Secretary

                               TABLE OF CONTENTS

Questions and Answers                                               1

Introduction                                                        3
   Purpose                                                          3
   Voting Stock                                                     3
   Voting Rights                                                    3

Election of Directors                                               4
   Standing Committees                                              5
   Directors' Meetings                                              5

Stock Ownership                                                     6
   Voting Stock Owned by "Beneficial Owners"                        6
   Stock Owned by Directors and Executive Officers                  7
   Section 16(a) Beneficial Ownership Reporting Compliance          7

Executive Compensation                                              8
   Compensation Committee Report                                    8
   Summary Compensation Table                                      11
   Restricted Shares: Awarded, Vested, and Outstanding             12
   Value of Stock Appreciation Rights Vested During Fiscal 1997    13
   Option Grants under the Omnibus Plan                            13

Retirement Plan Descriptions                                       14

Director Compensation                                              15

Five-Year Performance Graph                                        16

Other Information                                                  17
   Transactions with Management                                    17
   Appointment of Independent Accountants                          17
   Other Proposed Action                                           17
   Stockholder Proposals for 1998 Annual Meeting                   17


QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:  WHAT IS THIS PROXY STATEMENT'S PURPOSE?

A: By law, we must give our stockholders certain basic information so they can vote intelligently at our annual stockholder meeting.
--------------------------------------------------------------------------------
Q:  WHO CAN VOTE?

A: Holders of our Class A Common Stock as of June 12, 1997. Neither Class B Common Stockholders nor Preferred Stockholders can vote.
--------------------------------------------------------------------------------
Q:  WHAT AM I VOTING ON?

A: The election of all of our Board of Directors. You may also vote on any other matter that is properly brought before the meeting.
--------------------------------------------------------------------------------
Q:  WHAT IS THE "PROXY CARD" FOR?

A: By completing and signing the Proxy Card, you authorize the individuals named on the card to vote your shares for you.
--------------------------------------------------------------------------------
Q:  WHAT IF I SUBMIT A PROXY CARD AND THEN CHANGE MY MIND ON HOW I WANT TO
    VOTE?

A: No problem. You can revoke your proxy by writing us or by attending the meeting and casting your vote in person.
--------------------------------------------------------------------------------
Q:  WHO ARE YOUR NOMINEES FOR DIRECTORS?

A: We have nine directors. All of them are running for re-election. Each director is described briefly later in this Proxy Statement.
--------------------------------------------------------------------------------
Q:  WHO CAN I CALL WITH A QUESTION ABOUT THE ANNUAL MEETING?

A: For information about your stock ownership, or for other shareholder services, please call Linda Gering, our Stockholder Services Manager, at 502-774-7690. For information about the meeting itself, please call Michael Crutcher, our corporate Secretary, at 502-774-7631.
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

INTRODUCTION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES THE PURPOSE FOR THIS PROXY STATEMENT, WHO CAN VOTE, AND HOW TO VOTE.
--------------------------------------------------------------------------------

PURPOSE. The Board of Directors (the "Board") of Brown-Forman Corporation ("we," "us," or "our" below) is sending you this proxy statement in connection with the solicitation of proxies for use at the annual stockholders' meeting to be held on July 24, 1997, in the Conference Center at our corporate offices, 850 Dixie Highway, Louisville, Kentucky, at 9:30 A.M., Louisville time (EDT). We are asking for the enclosed proxy relating to this meeting on the Board's behalf; we will pay all solicitation costs.

Beginning on or near June 30, 1997, we will solicit proxies by mail. Our employees may solicit proxies by mail, phone, fax, or in person. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to their principals.

VOTING STOCK. We have two classes of common stock, Class A and Class B. Only holders of shares of Class A Common Stock can vote, except in unusual cases as provided by Delaware law. As of the record date, June 12, 1997, we had 28,988,091 shares of $.15 par value Class A Common Stock outstanding.

VOTING RIGHTS. If you were a Class A stockholder on the June 12 record date, you get one vote for each share of record in your name. You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign, and mail the proxy card we enclosed with this Proxy Statement.

Giving a proxy will not affect your right to vote your shares if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted -- but only if our Secretary gets written notice of your revocation before your proxy is voted. All shares represented by effective proxies we receive will be voted at the meeting (or any adjourned meeting) in accordance with the proxies' terms.

Directors need the affirmative vote of the holders of a majority of shares represented at the meeting to be re-elected. The same majority must approve any other matters brought to a vote at the meeting. We will treat shares voted as "abstaining" as present for determining the number of shares present, but as shares withheld from election of a director. If a broker holding your shares in "street" name indicates to us on a proxy card that he or she lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

ELECTION OF DIRECTORS

--------------------------------------------------------------------------------
THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THE COMMITTEES THEY SERVE ON AND THEIR ATTENDANCE AT MEETINGS.
--------------------------------------------------------------------------------

At the Annual Meeting, you and our other shareholders will elect nine directors. Each will hold office until the next annual election of directors, or until his successor has been elected and qualified. All our current directors are standing for re-election to the Board. The people named as proxies will vote the enclosed proxy FOR the election of all nominees below, unless you direct them on the proxy to withhold such vote. If any nominee becomes unable to serve before the meeting, the people named as proxies may vote for a substitute.

Here are the director nominees, their ages as of April 30, 1997, the years they began serving as directors, their business experience for the last five years, and their other directorships:

BARRY D. BRAMLEY, age 59, director since 1996. From April 1988 to April 1996,
  Chairman and Chief Executive Officer of British-American Tobacco Company Ltd. in London, England. Other directorships: Premier-Farnell PLC and Skandinavisk Tobakskompagni A/S.

GEO. GARVIN BROWN III*, age 53, director since 1971. Chairman of Trans-Tek, Inc.
  since 1988.

OWSLEY BROWN II*, age 54, director since 1971. Our Chairman since July, 1995 and our Chief Executive Officer since July, 1993; our President from 1987 to 1995. Other directorships: LG&E Energy Corp.; Louisville Gas and Electric Company; Nacco Industries, Inc.; and Hilliard Lyons Trust Company.

DONALD G. CALDER, age 59, director since 1995. President and CFO, G.L. Ohrstrom
  & Co., Inc., a private investment firm, since March 1977; Vice President from October 1996 to February 1997; Partner of the predecessor partnership, G.L. Ohrstrom & Co., from 1970 to 1996. Chairman and CEO of Harrow Industries, Inc. since January 1997 and director since 1978. Vice President (from 1981 to
  1996), Treasurer (from 1991 to 1993), and director (from 1981 to present) of Roper Industries, Inc. Other directorships: Carlisle Companies Incorporated; and Central Securities Corporation.

OWSLEY BROWN FRAZIER*, age 61, director since 1964. Our Vice Chairman since
  1983.

RICHARD P. MAYER, age 57, director since 1994. Retired; former Chairman and
  Chief Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) from 1989 to February 1995. Other directorships: Dean Foods Company and True North Communications Inc.
_____________
 * Geo. Garvin Brown III, Owsley Brown II, and Owsley Brown Frazier are first cousins. Each may be deemed a "control" person of ours because of his beneficial ownership of our Class A Common Stock.

STEPHEN E. O'NEIL, AGE 64, director since 1978. Principal, The O'Neil Group, since May, 1991; Partner, Mishkin, O'Neil & McAllister, New York, from 1988 to 1991. Other directorships: Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; NovaCare, Inc.; and Spectra Fund, Inc.

WILLIAM M. STREET, age 58, director since 1971. Our Vice Chairman since 1987.
  Other directorship: National City Bank of Kentucky.

JAMES S. WELCH, age 67, director since 1976. Partner, Ogden Newell & Welch,
  Louisville, Kentucky, since 1959. Other Directorship: Hilliard Lyons Trust Company.

STANDING COMMITTEES. We have an Audit Committee, which in fiscal 1997 was composed of outside directors James S. Welch, Barry D. Bramley, Richard P. Mayer, and Stephen E. O'Neil. We also have a Compensation Committee, which in fiscal 1997 was composed of outside directors Stephen E. O'Neil, Richard P. Mayer, and Donald G. Calder.

The Audit Committee:

  .  recommends to the Board the engagement of independent accountants;

  . considers and approves the range of audit and non-audit services performed by independent accountants and the fees for such services;

  . reviews our policies and procedures on maintaining accounting records and the adequacy of our internal controls;

  . reviews management's implementation of recommendations made by the independent accountants and internal auditors; and

  . reviews how well we comply with laws and regulations affecting our business.

It met twice during fiscal 1997.

The Compensation Committee sets the compensation of our most highly paid officers and administers short and long term bonus awards to these officers under the Brown-Forman Omnibus Compensation Plan (adopted by stockholders in 1995; discussed in more detail below). It met twice in fiscal 1997.

The Board has no standing nominating committee.

DIRECTORS' MEETINGS. The Board met six times during fiscal 1997. Each current director attended at least 75% of the aggregate number of Board and applicable committee meetings held in fiscal 1997.

STOCK OWNERSHIP

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES (A) PEOPLE WHO OWN BENEFICIALLY 5% OR MORE OF OUR VOTING STOCK, AND (B) HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. UNDER THE SEC'S DEFINITION OF "BENEFICIAL OWNERSHIP," SOME SHARES ARE SHOWN AS OWNED BY MORE THAN ONE PERSON AND ARE THEREFORE COUNTED MORE THAN ONCE.
--------------------------------------------------------------------------------

VOTING STOCK OWNED BY "BENEFICIAL OWNERS." This table shows each "beneficial owner" of more than 5% of our Class A Common Stock, our only class of voting stock, as of April 30, 1997. The Securities and Exchange Commission defines "beneficial ownership" to include shares over which a person has sole or shared voting or investment power. Under this definition, "beneficial owners" may or may not get any economic benefit from the shares attributed to them, such as receiving either dividends or sale proceeds. UNDER THIS DEFINITION, SOME SHARES SHOWN BELOW ARE OWNED BY MORE THAN ONE PERSON. Some "beneficial owners" share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries act as trustees. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the people in this table is 20,558,041 shares, or 70.9% of the outstanding shares of that class.

====================================================================================================================================

                                   AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"
                             -------------------------------------------------------------------------------
                                                                                       TOTAL SOLE AND SHARED
     NAME AND ADDRESS        SOLE VOTING AND INVESTMENT       SHARED VOTING AND         VOTING AND INVESTMENT
                                        POWER                  INVESTMENT POWER                POWER               PERCENT OF CLASS

====================================================================================================================================

W.L. LYONS BROWN, JR.
 501 So. Fourth Avenue                             3,408                  13,661,777                  13,665,185              47.1%
 Louisville, Kentucky

OWSLEY BROWN FRAZIER
 850 Dixie Highway                               595,333                  11,483,684                  12,079,017              41.7%
 Louisville, Kentucky

DACE B. STUBBS
 Log House Farm, Bell Road                             0                   9,367,370                   9,367,370              32.3%
 Bedford, Kentucky

OWSLEY BROWN II
 850 Dixie Highway                               520,554                   5,316,001                   5,836,555              20.1%
 Louisville, Kentucky

INA B. BOND
 8215 West U.S. Highway 42                             0                   4,327,530                   4,327,530              14.9%
 Skylight, Kentucky

ROBINSON S. BROWN, JR.
 5208 Avish Lane                                 200,915                   2,861,286                   3,062,201              10.6%
 Harrods Creek, Kentucky

SANDRA A. FRAZIER
 10801 Electron Drive                            166,728                   2,116,314                   2,283,042               7.9%
 Louisville, Kentucky
==================================================================================================================================

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows the "beneficial ownership" as of April 30, 1997, by each director nominee, by each Named Executive Officer (as defined below), and by all directors and executive officers as a group, of our Class A and Class B Common Stock. As of April 30, 1997, no one on this table had any beneficial ownership interest in our 4% Cumulative Preferred Stock.

==================================================================================================================================
                                        CLASS A COMMON STOCK                                    CLASS B COMMON STOCK
                            ------------------------------------------------------------------------------------------------------
                                  VOTING &              SOLE & SHARED VOTING &        INVESTMENT POWER           SOLE & SHARED
                              INVESTMENT POWER             INVESTMENT POWER                                    INVESTMENT POWER
                            ------------------------------------------------------------------------------------------------------
           NAME                  SOLE         SHARED        TOTAL    % OF CLASS       SOLE         SHARED        TOTAL   % OF CLASS
==================================================================================================================================

Barry D. Bramley                     100           0            100        *          1,000             0         1,000        *

John P. Bridendall                34,428           0         34,428        *          8,282             0         8,282        *

Geo. Garvin Brown III             41,709   1,308,075      1,349,784      4.7%         3,950        63,726        67,676        *

Owsley Brown II                  520,554   5,316,001      5,836,555     20.1%         4,234     4,744,731     4,748,965     11.9%

Donald G. Calder                   3,000           0          3,000        *              0             0             0        *

Owsley Brown Frazier             595,333  11,483,684     12,079,017     41.7%       110,086     7,920,275     8,030,361     20.1%

Richard P. Mayer                   3,000           0          3,000        *          3,000             0         3,000        *

Stephen E. O'Neil                      0           0              0        *              0         1,400/1/      1,400        *

Steven B. Ratoff                   6,835           0          6,835        *          1,000             0         1,000        *

Richard E. Stearns                11,047           0         11,047        *            282             0           282        *

William M. Street                330,898           0        330,898      1.1%             0             0             0        *

James S. Welch                     4,800       1,800/2/       6,600        *              0             0             0        *

All Directors and Executive    1,585,722  16,843,782     18,429,504     63.6%       139,595    12,686,032    12,825,627     32.1%
 Officers as a Group/3/
====================================================================================================================================


* Less than 1%.

1 Owned by The O'Neil Foundation, of which Mr. O'Neil is President. Mr. O'Neil disclaims beneficial ownership of these shares.

2 Owned by Mr. Welch's wife. Mr. Welch disclaims beneficial ownership of these shares.

3 In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, we counted each share only once.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Executive officers, directors, and "beneficial owners" of more than 10% of our Class A Common Stock must file reports of changes in ownership of our stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the reports and written representations we received from these people. Based solely on this review, we believe that, during fiscal 1997, all reporting people met the filing requirements except for Stephen E. O'Neil, who was late filing two Form 4's, one reporting a sale of Class A stock and one reporting a sale of Class B stock.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION IS A REPORT FROM THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. THIS COMMITTEE CONSISTS OF THREE "OUTSIDE" (NON-EMPLOYEE) MEMBERS OF THE BOARD. THEIR REPORT EXPLAINS OUR COMPENSATION PHILOSOPHY, HOW COMPENSATION DECISIONS ARE MADE FOR OUR MOST SENIOR EXECUTIVES, AND HOW WE COMPLY WITH
SECTION 162(M) OF THE INTERNAL REVENUE CODE (WHICH GOVERNS OUR ABILITY TO DEDUCT THE SALARIES OF OUR MOST HIGHLY PAID OFFICERS).
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

FUNCTION. The Compensation Committee ("we") is composed of three non-employee directors. We met twice in fiscal 1997 to review the compensation of the company's senior leadership. In addition, we received compensation recommendations prepared by the company's management.

We administer short and long term bonus plans for the company's nine senior executives, who are referred to as "Executive Officers." Within the Executive Officers there are three subgroups:

  . the Top Three, who comprise the Executive Committee of the Board of Directors;

  . the Next Two, who, together with the Top Three, constitute the five most highly compensated Executive Officers; together those five are referred to as "Named Executive Officers"; and

  .  four additional officers.

Our committee sets the salaries for the Top Three. The company sets the salaries for the remaining six Executive Officers.

COMPENSATION PHILOSOPHY. We set compensation targets for the nine Executive Officers using the same philosophy the company uses in setting compensation for all salaried employees: first, to offer sufficient compensation to attract and retain high-quality talent; and second, to tie bonus potential to the company's successful financial performance.

TOP THREE OFFICERS. We rely in part on survey data to set the salary and bonuses for the Top Three officers. As these three executives work as a team, we look not just at their individual compensation but also at their aggregate compensation as a group.

We review the results of two different surveys, one from the Hay Management Consultants and the other from Hewitt Associates. Hay surveys compensation of officers at companies that are approximately the same size as Brown-Forman (examples would include General Signal Corporation, The Whitman Corporation, and Murphy Oil Corporation). Hewitt surveys companies in the consumer products business, regardless of size; this is the field from which we typically recruit executives

(examples would include the Adolph Coors Company; Heublein, Inc.; Hershey Foods Corporation; and The Seagram Company Ltd.). We blend this data on a 50% - 50% basis to come up with compensation levels that we believe are representative of the market.

The compensation mix of the Top Three officers consists of salary (39%), annual bonus (28%), and long term compensation (33%). Salaries are set with respect to the market data. The targets for the annual bonus and long term cash bonus are based on shareholder value added ("SVA"), which measures the after-tax income returned to shareholders in excess of the company's cost of capital. Long term compensation consists of cash, which is paid based upon reaching SVA goals over three years, and stock options, which vest after three years and are exercisable within ten years.

We set compensation targets that are somewhat above the market level to attract and retain the type of executives who will provide the leadership the company needs for success.

In considering compensation for fiscal 1997, we looked at the general trend of total pay increases for other top executives in the U.S. (approximately 10%), the compensation increases for company employees who are not eligible for bonuses (approximately 4%), and the company's performance last fiscal year. Because of an unexpected surge in survey data, we decided to be conservative in our approach pending a second year's confirmation of the true direction of the market data. We decided that the aggregate compensation increase for the top three officers should be 5%. We also set the compensation of the CEO, Owsley Brown II, at a level slightly below the level that would otherwise have been indicated by the survey data.

NEXT TWO; OTHER EXECUTIVE OFFICERS.  We set the short and long term bonuses for:
(a) the next two most highly paid officers, Mr. Ratoff and Mr. Stearns; and (b) the company's four other executive officers, in each case upon the recommendation of the Management Compensation Review Committee, whose members are Owsley Brown II, William M. Street, and Owsley Brown Frazier. The Management Compensation Review Committee sets the salaries for Mr. Ratoff and Mr. Stearns and for the company's other four executive officers.

COMPLIANCE WITH TAX LAW LIMITS ON DEDUCTIBILITY OF COMPENSATION: Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation an employer may deduct when paid to a Named Executive Officer. The law does, however, let employers deduct compensation over $1 million if it is "performance based" and paid under a formal compensation plan that meets the Code's requirements. We took appropriate steps in setting goals under the Omnibus Plan in a manner designed to assure the deductibility of all compensation paid to Named Executive Officers, and we expect the company to be able to deduct all fiscal 1997 compensation.

CONCLUSION: Based upon the information available at the time we set compensation for fiscal 1997 for Named Executive Officers, we believe that the levels of compensation were consistent with targeted levels and that compensation increases during fiscal 1997 were granted prudently.

STEPHEN E. O'NEIL, Chairman         RICHARD P. MAYER           DONALD G. CALDER

--------------------------------------------------------------------------------
THE NEXT SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR FIVE MOST HIGHLY PAID EXECUTIVE OFFICERS. AS EXPLAINED BELOW, THE "BONUS" COLUMN OF THE SUMMARY COMPENSATION TABLE INCLUDES AWARDS OF RESTRICTED STOCK GRANTED FOR PRIOR YEARS, EVEN THOUGH SOME OF THOSE SHARES OF STOCK WILL NOT VEST UNTIL FUTURE YEARS.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

====================================================================================================================================

                                                      ANNUAL                         LONG TERM
                                                   COMPENSATION                     COMPENSATION
                                                --------------------------------------------------------------
                                                                           AWARDS:                PAYOUTS:
                                   FISCAL YEAR                          CLASS B SHARES           LONG TERM           ALL OTHER
NAME AND PRINCIPAL  POSITIONS         ENDING     SALARY   BONUS (1)    UNDERLYING OPTIONS    INCENTIVE PAYMENTS    COMPENSATION (3)
                                     APRIL 30,    ($)        ($)               (#)                 (2) ($)               ($)
====================================================================================================================================

OWSLEY BROWN II                       1997     669,582     562,470                  30,347              114,487              18,260
Chairman of the Board and             1996     656,670   1,161,098                       0               99,578              18,039
Chief Executive Officer               1995     639,312   1,016,370                       0               45,076              16,439
====================================================================================================================================

WILLIAM M. STREET                     1997     486,491     401,633                   4,051               72,815              14,944
Vice Chairman; President
and Chief Executive                   1996     476,780     796,708                       0               63,301              14,585
Officer, Brown-Forman
Beverages Worldwide                   1995     467,599     740,667                       0               28,683              13,442
====================================================================================================================================

OWSLEY BROWN FRAZIER                  1997     404,932     182,948                   5,298               57,430              12,101
Vice Chairman                         1996     393,755     388,308                       0               49,968              11,459
                                      1995     370,456     398,189                       0               22,621              10,668
====================================================================================================================================

STEVEN B. RATOFF                      1997     353,015     129,692                   4,144                    0              11,034
Executive Vice President              1996     338,444     251,769                       0                    0              60,320
and Chief Financial Officer           1995     129,029     121,320                       0                    0               4,869
(hired during fiscal 1995)
====================================================================================================================================

RICHARD E. STEARNS                    1997     389,350     184,814                   4,921               24,434              5,625
President & CEO, Lenox                1996     344,869           0                       0               18,083              5,625
 Incorporated                         1995     273,217     373,019                       0               32,565              5,625
==================================================================================================================================

For 1997, we changed the composition of the bonus package we award to our senior executives. We no longer award restricted stock based on annual performance goals, so the bonus portion of ANNUAL compensation as shown in this table has been reduced. We now award up to 50% of LONG TERM bonus compensation as stock options, with the balance in cash to be paid at the end of three-year performance periods (when it will appear on this table as a long term compensation payout). Stock options' value can increase or decrease; the present value (as of the grant date) of the stock option awards in the Long Term
Compensation: Awards column appear in the table on page 13.

(1) The "Bonus" column includes: (a) cash payments under the annual incentive plan; and (b) for fiscal years 1995 and 1996, the total value (as of fiscal year end) of restricted shares awarded in those fiscal years.

    (NOTE THAT, UNDER SECURITIES AND EXCHANGE COMMISSION POLICY, THE TOTAL VALUE OF RESTRICTED SHARES AWARDED IN FISCAL YEARS 1995 AND 1996 APPEARS IN THE ANNUAL COMPENSATION COLUMN, EVEN THOUGH AWARDS VEST OVER SEVERAL YEARS AND REMAIN SUBJECT TO BEING FORFEITED UNTIL THEY VEST.)

    We pay dividends to holders of restricted shares as we do on unrestricted shares. See the table on the next page for shares awarded to these executive officers, shares vested during the last three fiscal years, and shares outstanding at the end of the last three fiscal years.

(2) Represents Stock Appreciation Rights payouts.

(3) Represents our contributions to our 401(k) plan on behalf of the Named Executive Officers and additional Savings Plan contributions such officers may have elected (as well as medical reimbursement funds credited) under the Flexible Reimbursement Plan, discontinued in 1996. The figures for Mr. Ratoff also include $56,403 in 1996 and $4,869 in 1995 that he received for moving expenses.

RESTRICTED SHARES:  AWARDED, VESTED, AND OUTSTANDING

As shown in the "awarded" column below, we stopped awarding restricted stock in fiscal 1996, when the Restricted Stock Plan was superseded by the Omnibus Plan. Prior awards will continue to vest one-third each in the second, third, and fourth years after they are awarded. In 1992, we switched from making awards in Class B Common Stock to making awards in Class A Common Stock.

====================================================================================================================================

                                          CLASS A COMMON STOCK                                       CLASS B COMMON STOCK
              ----------------------------------------------------------------------------------------------------------------------

              FISCAL YEAR                     VESTED DURING           OUTSTANDING AT          VESTED DURING         OUTSTANDING AT
                ENDING          AWARDED           YEAR                 END OF YEAR                 YEAR               END OF YEAR

NAME           APRIL 30,     -------------------------------------------------------------------------------------------------------

                               #        $          #          $            #           $          #       $         #         $

====================================================================================================================================

BROWN             1997             0         0   14,015   707,757        31,429   1,587,165        0         0      0           0
                  1996        16,359   638,001   12,507   487,773        45,444   1,772,316        0         0      0           0
                  1995        13,395   435,338    6,372   207,090        41,592   1,351,740    4,101   135,333      0           0
====================================================================================================================================

STREET            1997             0         0   10,613   535,957        22,128   1,117,464        0         0      0           0
                  1996        10,851   423,189    9,593   374,127        32,741   1,276,899        0         0      0           0
                  1995        10,024   325,780    5,004   162,630        31,483   1,023,198    3,222   106,326      0           0
====================================================================================================================================

FRAZIER           1997             0         0    6,711   338,906        12,835     648,168        0         0      0           0
                  1996         5,594   218,166    5,966   232,674        19,546     762,294        0         0      0           0
                  1995         6,436   209,170    3,015    97,988        19,918     647,335    1,941    64,053      0           0
====================================================================================================================================

RATOFF            1997             0         0      626    31,613         4,709     237,805        0         0      0           0
                  1996         3,459   134,901        0         0         5,335     208,065        0         0      0           0
                  1995         1,876    60,970        0         0         1,876      60,970        0         0      0           0
====================================================================================================================================

STEARNS           1997             0         0    3,284   165,842         5,134     259,267        0         0      0           0
                  1996             0         0    2,029    79,131         8,418     328,302        0         0      0           0
                  1995         5,555   180,538      600    19,500        10,447     339,528      279     9,207      0           0
====================================================================================================================================

Dollar values are based on the following fiscal year end closing prices (to the nearest cent):

           ========================================================
           FISCAL YEAR          CLASS A CLOSING    CLASS B CLOSING
               END                   PRICE              PRICE
           ========================================================
           1997                    $50.50             $50.50
           1996                    $39.00             $39.50
           1995                    $32.50             $33.00
           ========================================================

VALUE  OF STOCK APPRECIATION RIGHTS VESTED DURING FISCAL 1997
(based on Class B Common Stock's five-day average closing price of $50.42)

Although we discontinued the SAR Plan in 1994, earlier awards vested for four of the Named Executive Officers during fiscal 1997 and will be paid during fiscal 1998. "Value realized" means the difference between the market value of underlying Class B Common Stock when SAR's vest and the related SAR's "strike" price. For the Named Executive Officers, the accrued values realized for SAR's which vested during fiscal 1997 were as follows: Owsley Brown II, $116,432; William M. Street, $74,072; Owsley Brown Frazier, $58,406; and Richard E. Stearns, $28,062.

OPTION GRANTS UNDER THE OMNIBUS PLAN

Approved by stockholders in July 1995, the Omnibus Plan simplified our executive compensation program by combining the existing short term and long term bonus plans under a single "umbrella" plan. The Omnibus Plan took the place of both the Management Incentive Compensation Plan and the Restricted Stock Plan. In addition, the Omnibus Plan lets us offer different types of incentive compensation, including stock options, stock appreciation rights, market value units, and performance units. Stock options awarded in fiscal 1997 under this plan are described below.

For fiscal years beginning in 1996, the Compensation Committee implemented a new program for long term awards. Instead of restricted share awards, this program features overlapping three-year performance periods, awards payable primarily in cash, and stock options for the non-cash portion of awards. These features provide increased flexibility in tailoring performance goals to business units smaller than the company itself. We granted options for approximately 160,000 shares of our stock under the first performance period of the plan. As required by the Omnibus Plan, we will buy all shares needed to exercise these options on the open market, so there will be no dilution of shareholder value by awarding authorized but unissued shares.

====================================================================================================================================

                               NUMBER OF SHARES OF
                              CLASS B COMMON STOCK       PERCENT OF TOTAL
                               UNDERLYING OPTIONS       OPTIONS GRANTED TO      PER SHARE     EXPIRATION DATE:  PRESENT VALUE AS OF
           NAME                      GRANTED           EMPLOYEES IN FISCAL    EXERCISE PRICE     APRIL 30,          GRANT DATE *
                                                               YEAR
====================================================================================================================================

BROWN                               30,347                     19%         $36.125              2006              $325,920

STREET                               4,051                      3%         $36.125              2006              $ 43,502

FRAZIER                              5,298                      3%         $36.125              2006              $ 56,898

RATOFF                               4,144                      3%         $36.125              2006              $ 44,506

STEARNS                              4,921                      3%         $36.125              2006              $ 52,852
====================================================================================================================================

  * We used the Black-Scholes option pricing model to determine present value. We assumed a risk-free interest rate of 6.48%, stock price volatility of 26%, a yield of 2.88%, and option life of six years (to allow for voluntary early exercises and exercises that may accelerate as a result of disability, termination, retirement, or death).

RETIREMENT PLAN DESCRIPTIONS

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES RETIREMENT AND SAVINGS PLANS WE CURRENTLY HAVE IN EFFECT FOR OUR EXECUTIVES.
--------------------------------------------------------------------------------

Our executives participate in several different retirement and savings plans:

(1) RETIREMENT PLANS: We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive years' compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits, and are normally payable at age 65. A participant's interest in plan benefits vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at normal retirement age to participants at specified levels of compensation and years of service:

================================================================================
  AVERAGE HIGHEST 5
 CONSECUTIVE YEARS'                      YEARS OF SERVICE CLASSIFICATION
 COMPENSATION DURING          --------------------------------------------------
   FINAL 10 YEARS                 10 YEARS          20 YEARS        30 YEARS
--------------------------------------------------------------------------------
     $  400,000                    $ 68,681          $137,363       $  206,044

     $  800,000                    $138,681          $277,363       $  416,044

     $1,200,000                    $208,681          $417,363       $  626,044

     $1,600,000                    $278,681          $557,363       $  836,044

     $2,000,000                    $348,681          $697,363       $1,046,044
================================================================================

    Federal tax law limits the benefits that we might otherwise pay to key employees under "qualified" plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, we also maintain a non-qualified Supplemental Excess Retirement Plan ("SERP"). The SERP provides retirement benefits to make up the difference between a participant's accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by Federal tax law. SERP participants may choose to get a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join us in mid-career, subject to special vesting requirements.

    For the Named Executive Officers, covered compensation for fiscal 1997 for these plans and service credited as of April 30, 1997, were as follows:
    Owsley Brown II, $1,192,679 and 30 years; William M. Street, $860,010 and 30 years; Owsley Brown Frazier, $575,074 and 30 years; Steven B. Ratoff, $469,883 and 3 years; and Richard E. Stearns, $389,350 and 10 years.

(2) SAVINGS PLAN: Subject to a maximum the IRS sets annually ($9,500 for calendar 1997), participants in our Savings Plan may contribute between 2% and 10% of their compensation to their Savings Plan accounts. Our match of participants' contributions is currently 4.25% (on the first 5% of the employee's contribution), and vests fully after four years of service.

DIRECTOR COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES HOW WE COMPENSATE OUR DIRECTORS.
--------------------------------------------------------------------------------

We do not pay our three employee directors additional compensation for serving on our Board or its committees. We compensate our directors who are not employees at an annual rate of $23,000, payable in equal monthly installments, plus $1,250 per Board meeting and $1,050 per committee meeting attended; committee chairmen get an additional $525 for chairing committee meetings. We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and we provide an additional travel allowance to those directors who must travel to Board meetings from outside the United States. We had an agreement with W.L. Lyons Brown, Jr., our former Chairman and Chief Executive Officer, which began August 1, 1993, and continued until August 31, 1996, under which we compensated Mr. Brown for his services.

FIVE-YEAR PERFORMANCE GRAPH

--------------------------------------------------------------------------------
THIS CHART SHOWS HOW BROWN-FORMAN CLASS B COMMON STOCK HAS PERFORMED AGAINST THREE STOCK INDEXES OVER THE LAST FIVE YEARS.
--------------------------------------------------------------------------------

The graph below compares the cumulative total stockholder return on our Class B Common Stock against three indexes which include that stock: the Standard & Poor's 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (82 companies), and the S&P Beverage Alcohol Index. While the latter index might appear to be a reasonable one against which to measure our stock's performance, it contains only four companies, unevenly matched in relative market capitalization (relative capitalization shown in parentheses): Anheuser-Busch Companies (53%), The Seagram Company Ltd. (36% -- which has substantial holdings outside the beverage alcohol business), Adolph Coors Company (2%), and Brown-Forman (9%). Therefore, we included the Dow Jones Consumer Non-Cyclical Index as a more diversified index, even though portions of our business are somewhat cyclical. As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, our business is not easily categorized with other more specific industry indexes.

These numbers assume that $100 was invested in our Class B Stock and in each index on April 30, 1992, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The cumulative returns shown on the graph represent the value that these investments would have had on April 30 in the years since 1992.

                             [GRAPH APPEARS HERE]

                            ----------------------------------------
                            1992   1993   1994   1995   1996   1997
====================================================================
BROWN-FORMAN CLASS B        $ 100  $ 110  $ 126  $ 144  $ 177  $ 232
--------------------------------------------------------------------
DJ CONSUMER NON-CYCLICAL    $ 100  $  92  $  95  $ 125  $ 167  $ 227
--------------------------------------------------------------------
S&P 500                     $ 100  $ 109  $ 115  $ 135  $ 176  $ 220
--------------------------------------------------------------------
S&P BEVERAGE ALCOHOL        $ 100  $  98  $ 107  $ 111  $ 137  $ 171
--------------------------------------------------------------------

OTHER INFORMATION

--------------------------------------------------------------------------------
THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU CAST YOUR
VOTE.
--------------------------------------------------------------------------------

TRANSACTIONS WITH MANAGEMENT

One of our directors, James S. Welch, is a partner in Ogden Newell & Welch, a Louisville law firm which rendered services to us during fiscal 1997. We also plan to use this firm's services in fiscal 1998.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board has appointed Coopers & Lybrand L.L.P. as the independent certified public accountants to audit our consolidated financial statements for the fiscal year ending April 30, 1998. Coopers & Lybrand L.L.P. has served us in this capacity continuously since 1933. We know of no direct or material indirect financial interest that Coopers & Lybrand L.L.P. has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by Coopers & Lybrand L.L.P. in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

A Coopers & Lybrand L.L.P. representative will attend the annual meeting, will be given the opportunity to make a statement if he wants to, and will be available to respond to appropriate questions.

OTHER PROPOSED ACTION

As of June 30, 1997, our management knows of no business to come before the meeting other than the election of directors. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

If you have a proposal you want to be considered at the 1998 Annual Meeting of Stockholders and to be included in the proxy materials for that meeting, we must receive it in writing by March 4, 1998.

                         By Order of the Board of Directors
                         MICHAEL B. CRUTCHER
                         Secretary

                         Louisville, Kentucky
                         June 30, 1997

--------------------------------------------------------------------------------
P R O X Y

                            BROWN-FORMAN CORPORATION

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              FOR USE BY HOLDERS OF SHARES OF CLASS A COMMON STOCK
                  ANNUAL STOCKHOLDERS' MEETING, JULY 24, 1997

THE UNDERSIGNED hereby appoint(s) Owsley Brown II, Owsley Brown Frazier, and William M. Street, and each of them, attorneys and proxies, with power of sub-stitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation standing of record in the name of the undersigned at the close of business on June 12, 1997, at the Annual Meeting of Stockholders of the Corpo-ration, to be held on July 24, 1997, and at all adjourned sessions thereof, in accordance with the Notice and the Proxy Statement received, for the election of directors of the Corporation and upon such other matters as may properly come before the meeting.

Election of Directors, Nominees:
Barry D. Bramley; Geo. Garvin Brown
III; Owsley Brown II; Donald G. Calder;
Owsley Brown Frazier; Richard P. Mayer;
Stephen E. O'Neil; William M. Street;
James S. Welch
                               Change of Address

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                      4762

[X} Please mark your votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED.
-------------------------------------------------------------------------------

                                          FOR*           WITHHELD
1. Election of Directors                  [_]              [_]
(see reverse)
*For all nominee(s), except vote withheld from the following:
----------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
[_] Change of Address on Reverse Side

--------------------------------------------------------------------------------

SIGNATURE(S) _________________________________________  DATE __________, 1997
NOTE: Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appear above. If you are signing as a trustee, executor, etc., please so indicate.
-------------------------------------------------------------------------------